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Exhibit 10.58


                             WANG LABORATORIES, INC.

                            (A DELAWARE CORPORATION)

                               AMENDMENT NO. 2 TO

                1995 EMPLOYEES' STOCK PURCHASE PLAN (THE "PLAN")

     Pursuant to a vote of the Organization, Compensation and Nominating Committee of the Board of Directors of Wang Laboratories, Inc. (the "Company") on January 21, 1998, the Plan has been amended as follows:

     1.   Section 1. Purpose

          This section is amended by changing the last sentence of this section to read as follows: "The number of shares that may be issued pursuant to the Plan shall not exceed 809,607, plus such additional shares as may result from the operation of Article 7 hereof."